199 Fremont Street, 14th Floor info@fitbit.com San Francisco, CA 94105 www.fitbit.com June 15, 2018 William Zerella [Address] RE: Consulting Agreement Dear Bill: This letter agreement (this “Agreement”) sets forth the terms and conditions whereby you agree to provide certain consulting services to Fitbit, Inc., a Delaware corporation (the “Company”). 1. SERVICES 1.1 The Company hereby engages you, and you hereby accept such engagement, as an independent contractor, to provide certain services to the Company and its affiliates on the terms and conditions set forth in this Agreement following the effective date of your resignation as the Company’s Chief Financial Officer. 1.2 You shall provide the services to the Company as requested by the Company from time to time (the “Services”). Such Services shall not be less than ten (10) hours in total. 1.3 You will be an independent contractor. The Company will not control the manner or means by which you perform the Services. Unless otherwise agreed in writing, you will furnish, at your own expense, the equipment, supplies and other materials used to perform the Services. The Company will provide you with access to its premises and equipment to the extent necessary for the performance of the Services. To the extent you perform any Services on the Company’s premises or using the Company’s equipment, you will comply with all applicable policies of the Company relating to business and office conduct, health and safety and use of the Company’s facilities, supplies, information technology, equipment, networks and other resources. 2. TERM The term of this Agreement shall commence on June 16, 2018 (the “Commencement Date”) and will continue through September 15, 2018, unless extended or earlier terminated in accordance with paragraph 10.1 (the “Term”). Any extension of the term will be subject to mutual written agreement between the parties. 3. FEES AND EXPENSES 3.1 As full compensation for the Services and the rights granted to the Company in this Agreement, the Company shall:

(a) Pay you a rate of $375 per hour; provided however, that the Company will pay you no less than a total of $3,750 for the Services you provide during the Term. Additionally, you shall not provide more than ten (10) hours of service per month, without the Company’s prior written approval. The Company will pay such fees within thirty (30) days of the Company’s receipt of an undisputed invoice from you. (b) Permit any vested options to be exercised through the date 90 days or three months after the end of Term (as applicable as set forth in such equity grant) or such longer period as set forth in such equity grant upon your death or Disability pursuant to the terms of such grants with any incentive stock options under the Company’s Amended and Restated 2007 Stock Plan ceasing to be incentive stock options if they are not exercised within 90 days following your termination as an employee. 3.2 Within ten days following the Commencement Date as additional consideration for your agreeing to enter into this Agreement, the Company will grant you 15,833 restricted stock units under the Company’s 2015 Equity Incentive Plan, which shall be fully vested upon the Commencement Date. Such restricted stock units will be settled by the Company no later than June 23, 2018. 3.3 You acknowledge that notwithstanding any provisions in the Company’s equity plans or in any arrangement with the Company to the contrary, the vesting of any unvested equity awards held by you (not including the restricted stock units awarded to you pursuant to Section 3.2 above) shall terminate and such unvested awards shall be forfeited to the Company on the Commencement Date. 3.4 You acknowledge that you will receive an IRS Form 1099-MISC from the Company, and that you shall be solely responsible for all federal, state and local taxes on your monthly consulting payments and the restricted stock units granted to you pursuant to Section 3.2 above. The Company shall withhold on any nonqualified stock options exercised and other restricted stock units settled on or after the Commencement Date, in either case, if granted prior to the Commencement Date. 4. RELATIONSHIP OF THE PARTIES 4.1 You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employee or agency relationship between you and the Company for any purpose. Other than as approved by the Chief Executive Officer of the Company, you have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. 4.2 Without limiting paragraph 4.1, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker’s compensation insurance on your behalf. You shall be responsible for, and shall indemnify the Company against, all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the 2

Services shall be your employees or contractors and you shall be fully responsible for them and indemnify the Company against any claims made by or on behalf of any such employee and/or contractor. 5. INTELLECTUAL PROPERTY RIGHTS 5.1 You agree that any and all deliverables shall be the sole and exclusive property of Company. You will and hereby do irrevocably assign to Company all right, title and interest in and to the deliverables and all related intellectual property rights. 5.2 Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). You hereby irrevocably waive, to the extent permitted by applicable law, any and all claims you may now or hereafter have in any jurisdiction to any Moral Rights. 5.3 You will and hereby are obligated to make full and prompt disclosure to the Company of any inventions or processes, as such terms are defined in 35 U.S.C. § 100 (the “Patent Act”), made or conceived by you alone or with others during the Term, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of the Company. You shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company. 5.4 Upon the request of the Company, you shall promptly take such further actions, including execution and delivery of all appropriate instruments of conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record or enforce its rights in any Moral Rights. In the event the Company is unable, after reasonable effort, to obtain your signature on any such documents, you hereby irrevocably designate and appoint the Company as your agent and attorney-in-fact, to act for and on your behalf solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights or other intellectual property protected related to the Moral Rights with the same legal force and effect as if you had executed them. You agree that this power of attorney is coupled with an interest. 5.5 You have no right or license to use the Company’s trademarks, service marks, trade names, trade names, logos, symbols or brand names. 6. CONFIDENTIALITY 6.1 You acknowledge that you will have access to information that is treated as confidential and proprietary by the Company, whether spoken, written, printed, electronic or in any other form or medium (collectively, the “Confidential Information”). You agree, consistent with your other obligations to the Company and its affiliates, to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance, and not to use any Confidential Information for any purpose except as required in the performance of the Services. You will notify the Company immediately in the event you become aware of any loss or disclosure of any Confidential Information. You understand and acknowledge that your 3 obligations under this Agreement or otherwise with regard to any particular Confidential Information commence immediately and shall continue in perpetuity, notwithstanding the termination of this Agreement, until such time as such Confidential Information has been disclosed publicly by the Company. 6.2 You acknowledge and agree that during the Term, you will not engage in any activity that could reasonably be expected to result in a breach of any covenant or agreement you have with the Company. You further acknowledge and agree that this Agreement does not and will not result in a breach of any covenant or agreement you have with another party for the provision of services by you. 6.3 Pursuant to the Defend Trade Secrets Act (18 U.S.C. § 1833(b)), you acknowledge that you understand that you will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Company or its affiliates that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to your attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. You further acknowledge that you understand that if you file a lawsuit for retaliation for reporting a suspected violation of law, you may disclose the trade secret to your attorney and use the trade secret information in the court proceeding if you (x) file any document containing the trade secret under seal, and (y) do not disclose the trade secret, except pursuant to court order. Nothing in this Agreement, or any other agreement with or policy of the Company or its affiliates, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that you have with the Company or its affiliates shall prohibit or restrict you from making any voluntary disclosure of information or documents concerning possible violations of law to, or seek a whistleblower award from, any governmental agency or legislative body, or any self-regulatory organization, in each case, and you may do so without notifying the Company. 7. REPRESENTATIONS AND WARRANTIES 7.1 The Company hereby represents and warrants to you that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. 7.2 You will ensure that the Services (including all deliverables) and your performance of its obligations under this Agreement are in compliance at all times with all applicable foreign, federal, state and local laws, statutes, ordinances, orders, regulations and other legal obligations. You hereby represent and warrant to the Company that you have the full right and power to enter into this Agreement and to perform your obligation hereunder without the consent of any third party. 8. INDEMNIFICATION 4

8.1 You shall defend, indemnify and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind (including reasonable attorneys’ fees) arising out of or resulting from: (a) bodily injury, death of any person or damage to real or tangible, personal property resulting from your acts or omissions; and (b) your breach of this Agreement, including, without limitation, any representation, warranty or obligation. 9. RELEASE 9.1 In exchange for the consideration provided in this Agreement, you and your heirs, executors, administrators and assigns (collectively the “Releasors”) forever waive, release and discharge the Company, its current and former officers, directors, shareholders, corporate affiliates, subsidiaries, insurers, attorneys, successors and assigns, agents, subscribers and employees (each in their individual and corporate capacities) (collectively, “Releasees”), from any and all claims, demands, causes of actions, fees, damages, liabilities and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown, that you have ever had against the Releasees by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence or other matter up to and including the date of your execution of this Agreement, including, but not limited to (i) any claims under Title VII of the Civil Rights Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, the Fair Labor Standards Act, the Equal Pay Act, as amended, the Employee Retirement Income Security Act, as amended (with respect to unvested benefits), the Civil Rights Act of 1991, as amended, Section 1981 of U.S.C. Title 42, the Sarbanes-Oxley Act of 2002, as amended, the Worker Adjustment and Retraining Notification Act, as amended, the Uniform Services Employment and Reemployment Rights Act, as amended, ALL STATE AND LOCAL STATUTES THAT MAY BE LEGALLY WAIVED THAT EMPLOYEES COULD BRING EMPLOYMENT CLAIMS UNDER, INCLUDING ANY STATE OR LOCAL ANTI- DISCRIMINATION STATUTE, WAGE AND HOUR STATUTE, LEAVE STATUTE, EQUAL PAY STATUTE AND WHISTLEBLOWER STATUTE and/or any other Federal, state or local law (statutory, regulatory or otherwise) that may be legally waived and released and (ii) any tort and/or contract claims, including any claims of wrongful discharge, defamation, emotional distress, tortious interference with contract, invasion of privacy, nonphysical injury, personal injury or sickness or any other harm. However, this general release of claims excludes the filing of an administrative charge or complaint with the Equal Employment Opportunity Commission or other administrative agency, although you waive any right to monetary relief related to such a charge. Nothing in this Agreement, or any other agreement with or policy of the Company or its affiliates, is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in this Agreement or any other agreement that you have with the Company or its affiliates shall prohibit or restrict you from making any voluntary disclosure of information or documents concerning possible violations of law to, or seek a whistleblower award from, any governmental agency or legislative body, or any self-regulatory organization, in each case, and you may do so without notifying the Company. This general release of claims also excludes any claims made under state workers’ compensation or unemployment laws, and/or any claims that cannot be waived by law and any rights that you 5 may have under any indemnification agreement under the Company’s bylaws or other agreements or under any fiduciary insurance policy. You and the Company acknowledge that you have read and understand Section 1542 of the California Civil Code, which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” You hereby knowingly, intentionally, and expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to your release of any unknown or unsuspected claims you may have against the Releasees. 10. TERMINATION 10.1 The Company may terminate this Agreement, effective immediately upon written notice to you, at any time with or without reason. 10.2 Upon expiration or termination of this Agreement for any reason, you shall promptly and in no event later than thirty (30) days following such termination: (a) deliver to the Company all hardware, software, tools, equipment or other materials provided for your use by the Company; (b) deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating or based on the Confidential Information; (c) permanently erase all of the Confidential Information from your computer systems; and (d) certify in writing to the Company that you have complied with the requirements of this paragraph. 10.3 The terms and conditions of paragraphs 4, paragraph 5, paragraph 6, paragraph 7, paragraph 8, paragraph 9, paragraph 10, paragraph 13 and paragraph 14 shall survive the expiration or termination of this Agreement. 11. OTHER BUSINESS ACTIVITIES During the Term, you may be engaged or employed in any other business, trade, profession or other activity that does not place you in a conflict of interest with the Company; provided, that, during the Term, you shall not be engaged in any business activities that do or may compete with the business of the Company without the Company’s prior written consent, to be given or withheld in its sole discretion. 12. KNOWING AND VOLUNTARY ACKNOWLEDGMENT 12.1 You specifically agree and acknowledge that: (a) you have read this Agreement in its entirety and understands all of its terms; (b) you have been advised of and have availed yourself of your right to consult with an attorney prior to executing this Agreement; (c) you knowingly, freely and voluntarily assent to all of the terms and conditions of this Agreement including, without limitation, the waiver, release and covenants contained herein; (d) you are executing this 6

Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which you are otherwise entitled; and that (e) you understand that the waiver and release in this Agreement is being requested in connection with the cessation of your employment with the Company. 12.2 This Agreement shall be effective immediately after you and the Company execute this Agreement. Such date shall be the “Effective Date” of this Agreement. No payments due to you under this Agreement will be made or begin before the Effective Date. 13. ASSIGNMENT You shall not assign any rights, or delegate or subcontract any obligations, under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against, each of the parties hereto and their respective successors and assigns. 14. MISCELLANEOUS 14.1 You shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations. 14.2 All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre- paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving party has received the Notice and (b) the party giving the Notice has complied with the requirements of this Section. 14.3 This Agreement, together with any other documents incorporated herein by reference, and related exhibits and schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including, but not limited to, that certain Retention Agreement by and between you and the Company dated as of June 15, 2015; provided that you are bound and will continue to be bound by your obligations under your Employee Confidential Information and Inventions Agreement (the “IP Agreement”), previously executed by you. 14.4 This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance. 7

14.5 This Agreement shall be governed by and construed in accordance with the internal laws of the state of Delaware without giving effect to any choice or conflict of law provision or rule. Each party irrevocably submits to the exclusive jurisdiction and venue of the federal and state courts located in San Francisco County, California in any legal suit, action or proceeding arising out of or based upon this Agreement or the Services provided hereunder. 14.6 If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 14.7 This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument. [SIGNATURE PAGE FOLLOWS] 8

199 Fremont St. Floor 14 info@fitbit.com San Francisco, CA 94105 www.fitbit.com If this letter accurately sets forth our understanding regarding the terms of our arrangement, kindly execute the enclosed copy of this letter and return it to the undersigned. Sincerely, /s/ James Park Chief Executive Officer Fitbit, Inc. ACCEPTED AND AGREED: /s/ Bill Zerella 9